UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2005

General Electric Company
(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

(a) On September 16, 2005, the Management Development and Compensation Committee of the General Electric Company’s Board of Directors granted 250,000 performance share units (PSUs) to Jeffrey R. Immelt. This is the only equity-based compensation awarded to Mr. Immelt in 2005.

These PSUs have the same terms as the PSUs granted to Mr. Immelt in 2003 and 2004, except for the performance period. Half of these PSUs will convert into shares of GE stock only if GE’s cash flow from operating activities, adjusted to exclude the effect of unusual events, has grown an average of 10% or more per year over the five-year performance period from 2005 through 2009. Otherwise, they will be cancelled. The remaining 125,000 PSUs will convert into shares of GE stock only if GE’s total shareowner return meets or exceeds that of the S&P 500 over the five-year performance period. Otherwise, they will be cancelled. For this purpose, “total shareowner return” means the cumulative total return on GE stock and the S&P 500 index, respectively, from December 31, 2004 to December 31, 2009, calculated in the same manner as the five-year performance graph included in GE’s proxy statement. During the performance period, Mr. Immelt will receive quarterly payments on each PSU equal to GE’s quarterly per share dividends.

(b) On September 16, 2005, the Management Development and Compensation Committee of the General Electric Company’s Board of Directors adopted the 2006 Executive Deferred Salary Plan (“Plan”), effective January 1, 2006. Since 1991, the Company has offered a salary deferral plan to its executives every three years for the purpose of executive retention. Under the Plan, approximately 4,000 executives will be able to defer, at their election, between 10% and 50% of their salary during 2006. This deferred salary amount will accrue interest at a rate of 8.5%, compounded annually, but the interest income will not be earned, or vest, unless the executive remains with the Company for a period of five years. Early termination before the vesting date will result in an immediate payout of the deferred salary amount with no interest income paid, with exceptions for retirement, death, disability, layoff, plant closing and transfer to a successor employer. In addition, the Company will credit each participating executive’s account with an amount equal to 3.5% of the deferred salary amount, which is based on the maximum matching contribution rate the Company provides to employees in connection with its Savings and Security Program. Payouts from any deferred salary accounts, including interest income, will be made only after the termination of employment.

None of the Company’s five highest paid executive officers in 2004 will participate in the Plan.

A copy of the 2006 Executive Deferred Salary Plan is attached hereto as Exhibit 10.

Exhibit Index

10     General Electric 2006 Executive Deferred Salary Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: September 20, 2005	/s/ Philip D. Ameen
Philip D. Ameen
Vice President and Comptroller

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